October  13,  2003

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Commissioners:

We have read the statements made by Pizza Inn, Inc. 401(k) Savings Plan (the "Plan") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Plan's Form 8-K report dated October 8, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very  truly  yours,


/s/ PricewatherhouseCoopers LLP

PricewaterhouseCoopers  LLP